UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

____________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 7, 2008

GREEN BUILDERS, INC.
(Exact name of registrant as specified in its charter)

Texas (State or other jurisdiction of incorporation)	001-33408 (Commission File Number)	76-0547762 (IRS Employer Identification Number)

8121 Bee Caves Road Austin, Texas 78746 (Address of principal executive offices)

(512) 732-0932 (Registrant’s telephone number, including area code)

N/A
(Former Name of Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01   Other Events.

Wilson Family Communities, inc., (“WFC”), a wholly-owned subsidiary of Green Builders, Inc. (the “Company”), was notified that on November 7, 2008 Franklin Bank, S.S.B. (“Franklin Bank”), one of three lenders under the Loan Agreement (defined below), was closed by the Texas Department of Savings and Mortgage Lending and the Federal Deposit Insurance Corporation (the “FDIC”) was named Receiver.  WFC has not engaged in discussions with the FDIC regarding Franklin Bank’s loan obligations under the Loan Agreement and Franklin Bank has not made requested advances under the Loan Agreement subsequent to November 7, 2008.

On September 29, 2008, the Borrowing Base Loan Agreement dated June 29, 2007 (the “Loan Agreement”), as amended, by and among WFC and a syndicate of banks led by RBC Bank (USA), as administrative agent (“RBC”), and including Franklin Bank and International Bank of Commerce, Laredo, Texas (“IBC”), expired pursuant to its terms.  Although WFC is currently out of compliance with certain covenants set forth in the Borrowing Base Agreement under the Loan Agreement, RBC has continued to make amounts available to WFC pursuant to the Loan Agreement for homes currently under construction.  In addition, WFC has been notified by IBC that IBC will not be funding any new loans made pursuant to the Loan Agreement, although IBC has continued to fund existing loans made prior to the expiration of the Loan Agreement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREEN BUILDERS, INC.

Dated: November 26, 2008	By:	/s/ Clark Wilson
Clark Wilson
President and Chief Executive Officer